UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

AYERS EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-152991

(Commission File Number)

N/A

(IRS Employer Identification No.)

6 Harston Avenue, Mosman Sydney Australia 2088

(Address of principal executive offices and Zip Code)

1 411-199-319

Registrant's telephone number, including area code

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 15, 2010, Bruce Drury was elected director and appointed Vice-President Exploration of the Company.  Mr. Drury is a graduate of The School of Geosciences at Monash University in Melbourne Australia and has been involved with numerous exploration projects in Australia in Papua New Guinea.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2010

AYERS EXLORATION INC.

/s/ Greg Curson
Greg Curson,  President & Director